                                                                   EXHIBIT 10.15

                             PERFORMANCE AGREEMENT
                             ---------------------

  AGREEMENT dated as of the __ day of ____________, 1997, by and among GPU International, Inc., a Delaware corporation having its principal office and place of business at One Upper Pond Road, Parsippany, New Jersey 07054 ("GPUI"), AstroPower, Inc., a Delaware corporation having its principal office and place of business at Solar Park, Newark, Delaware 19716-2000 ("API"), and GPU Solar, L.L.C., a limited liability company formed under the laws of New Jersey having its principal office and place of business c/o GPU International, Inc., One Upper Pond Road, Parsippany, New Jersey 07054 (the "Company").

                             W I T N E S S E T H:

  WHEREAS, GPUI has expertise concerning the production, transmission, distribution and sale of electric energy;

  WHEREAS, API is engaged in the business of designing, engineering, manufacturing and assembling photovoltaic ("PV") panels for the production of electric energy;

  WHEREAS, GPUI has entered into a Team-Up Program Agreement (the "UPVG Agreement"), dated as of March 31, 1997, with the Utility Photovoltaic Group, Inc. ("UPVG") pursuant to which GPUI has been awarded a grant from UPVG in connection with UPVG's Cooperative Agreement with the United States Department of Energy (the "DOE"), under which UPVG has agreed to assist in the commercialization of PV systems;

  WHEREAS, the UPVG Agreement sets forth a Statement of Work (the "SOW") to be performed by GPUI which contemplates the production and sale of 72 kW of PV systems (the "PV Systems");

  WHEREAS, GPUI and API have arranged for the Company to be incorporated for the purpose, among other things, of undertaking the activities contemplated in the SOW, and in connection therewith have entered into a Shareholders Agreement of even date herewith (the "Shareholders Agreement");

  WHEREAS, it is contemplated that the Company will not have any employees and that therefore the bulk of the services to enable the Company to carry out its commitments in performing the SOW will be provided by or through API, which will also supply materials to the Company in connection therewith, or by contractors to GPUI;

  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is agreed as follows:

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          1.   Company to Perform SOW.
               ----------------------

               The Company hereby agrees to perform the SOW set forth in the UPVG Agreement on behalf of GPUI in a first class, professional manner, so as to permit GPUI to meet all of its obligations under the UPVG Agreement and qualify for the payments from UPVG provided for therein.

          2.   Budget and Funding.
               ------------------

               2.1 Exhibit A hereto is a budget (the "Budget") (i) setting forth anticipated cash requirements of the Company in carrying out its obligations hereunder, and (ii) setting forth a schedule of anticipated reimbursement payments from UPVG to GPUI under the UPVG Agreement.

               2.2 The Company shall open a bank account (the "Account") at an institution mutually agreed upon by the parties hereto. Withdrawals from the Account shall require approvals from a designated representative of each of GPUI and API; provided that checks will require the signature only of the designated representative of GPUI.

               2.3 GPUI shall deposit funds in the Account from time to time sufficient to enable the Company to make the disbursements at the times contemplated by the Budget. If the cash requirements of the Company from time to time exceed those set forth in the Budget, or reimbursement payments from UPVG to GPUI from time to time are less than those set forth in the Budget, GPUI need not make further deposits in the Account unless and until the parties hereto mutually agree as to the actions to be taken to address any such discrepancy.

          3.   Obligations of API.
               ------------------

               3.1 API shall make available to the Company the personnel reasonably required by the Company to enable it to perform the SOW and otherwise fulfill its obligations hereunder. Such API personnel shall, among other things, provide services to the Company in connection with specified administrative matters.

               3.2 API will produce and sell to the Company panels meeting the specifications set forth on Exhibit B hereto for the PV Systems to be sold by the Company as part of the SOW, for which the Company shall pay API $3.40 per peak rated watt of panel power. The parties acknowledge that such price will not be in excess of API's then lowest price for comparable panels sold to any other distributor or reseller, and that such price reflects a 15% discount (the "Discount") from API's standard distributor price for such panels.

               3.3 Upon installation of each completed PV System, API will arrange for monitoring systems meeting standards mutually agreed upon by API and GPUI to be installed at the location of such

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installation.  The Company shall reimburse API for the cost of such monitoring systems to the extent paid to unaffiliated suppliers to API or to persons not employed by API or, alternatively, the Company may pay such third party costs directly.

               3.4 API will contract for suppliers to furnish materials to the Company for the PV "balance of system" components and will assemble, crate and ship the PV Systems to the Marketing Intermediaries (as defined in Section 5.3) on behalf of the Company and otherwise oversee production thereof.

               3.5 No material change in the design of, or marketing program for, the PV Systems may be effected without the approval of all of the parties hereto.

          4.   Compensation to API.
               -------------------

               4.1 In addition to the payments for panels pursuant to Section
3.2 and the payments in connection with monitoring systems pursuant to Section 3.3, the Company shall reimburse API for the cost of the services rendered pursuant to Section 3.4 to the extent paid to unaffiliated suppliers to API or to persons not in the employ of API or, alternatively, the Company may pay such third party costs directly.

               4.2 Except as otherwise expressly set forth herein, API will not receive separate compensation for services rendered hereunder during the term of this Agreement. API shall provide a monthly accounting of the internal expenses accrued in respect of the services rendered to the Company hereunder, in a form acceptable to GPUI and UPVG. Promptly after completion of the SOW and fulfillment of the obligations of the Company and API hereunder (such date being herein referred to as the "Completion Date") or upon earlier termination of this Agreement, as the case may be, the total internal expenses of API as set forth in such monthly accountings (the "API Internal Expenses") shall be utilized in the "true up" calculation contemplated by Section 8.

          5.   Additional Obligations of GPUI.
               ------------------------------

               5.1 GPUI shall make available to the Company the personnel reasonably required to provide services to the Company in connection with accounting and specified administrative matters.

               5.2 GPUI will administer the UPVG Agreement and interface with UPVG and/or the DOE as necessary and appropriate to facilitate receipt of the reimbursement payments to be made thereunder.

               5.3 GPUI will retain, pay and monitor the services of a marketing consultant (the "Consultant"). The Consultant will monitor, oversee and administer the Company's marketing program and its relationships with, and the activities of, various marketing firms (the "Marketing Intermediaries"). The Marketing

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Intermediaries will purchase and/or market the PV Systems produced by the
Company and will be responsible for selling and shipping the PV Systems to end-users, and for installation and permitting, all to be reflected in an agreement between the Company and each Marketing Intermediary in a form approved by GPUI and API. Notwithstanding the foregoing, no firm may be included as a Marketing Intermediary without the concurrence of both GPUI and API, and all of the parties hereto shall have equal access to, and rights in, all reports and other information provided by the Consultant.

          6.   Compensation to GPUI.
               --------------------

               Except as otherwise expressly set forth herein, GPUI will not receive separate compensation for services rendered hereunder during the term of this Agreement. GPUI shall provide a monthly accounting of the internal expenses accrued in respect of the services rendered to the Company hereunder, in a form acceptable to API and UPVG. Promptly after the Completion Date or upon earlier termination of this Agreement, as the case may be, the total internal expenses of GPUI as set forth in such monthly accountings (the "GPUI Internal Expenses") shall be utilized in the "true up" calculation contemplated by Section 8.

          7.   Federal Regulations and Other Requirements.
               ------------------------------------------

               7.1 API and the Company shall maintain books and records in form and substance sufficient to enable GPUI to prepare and submit requisite reports under the UPVG Agreement and otherwise comply with the various "cost principle" and other record-keeping and accounting criteria and requirements set forth in the UPVG Agreement to support applications for reimbursement payments from UPVG.

               7.2 API and the Company shall comply with the terms and requirements of applicable Federal regulations listed on Exhibit C hereto, as the same may be in effect from time to time.

               7.3 The Federal regulations listed on Exhibit D hereto shall be included in all agreements with Marketing Intermediaries.

          8.   Final "True Up".
               ---------------

               Promptly after the Completion Date, any funds remaining in the Account will be refunded to GPUI, and GPUI and API shall "true up" their respective contributions to the Company to ensure that each has contributed 50% of the Aggregate Expenses (as defined in (c) below) attributable to the performance of the SOW hereunder. Such "true up" shall be undertaken pursuant to the procedures set forth below :

                    (a) GPUI's total contribution (the "GPUI Contribution") shall equal the sum of (i) GPUI's net aggregate

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deposits in the Account, taking into account any UPVG reimbursement payments made to GPUI and the refund to GPUI of any funds from the Account, (ii) GPUI's payments to the Consultant, (iii) the amount of the GPUI Internal Expenses, which shall not exceed the amount thereof provided for in the Budget without the consent of API and (iv) an amount equal to 1% per month multiplied by the average over such month of the aggregate amount deposited by GPUI in the Account from the date hereof through the last day of such month, for each month from the initial such deposit in the Account to the making of the payment provided for in
(c) below (with appropriate adjustments for partial months or reimbursements, if any, to GPUI from the Account), such that GPUI will be credited under this clause (iv) for a return of 1% per month on all amounts deposited in the Account;

                    (b) API's total contribution (the "API Contribution") shall equal the sum of (i) the aggregate Discount on panels sold by API to the Company and (ii) the amount of the API Internal Expenses, which shall not exceed the amount thereof provided for in the Budget without the consent of GPUI; and

                    (c) The sum of the GPUI Contribution and the API Contribution (the "Aggregate Expenses") is to be shared equally by GPUI and API. If the GPUI Contribution exceeds 50% of the Aggregate Expenses (the "50% Share"), then API shall promptly pay to GPUI an amount equal to the difference between the GPUI Contribution and the 50% Share. If the API Contribution exceeds the 50% Share, then GPUI shall promptly pay to API an amount equal to the difference between the API Contribution and the 50% Share.

          9.   Confidentiality.
               ---------------

               The terms of the Confidentiality Agreement set forth in Exhibit E hereto are incorporated herein by reference.

          10.  Competition.
               -----------

               Prior to termination of this Agreement and dissolution and liquidation of the Company, neither of the Shareholders will, in any manner, engage or become interested in (as owner, stockholder, partner, director, officer, employee, consultant or otherwise) any business which involves the development and/or marketing of PV systems employing packaged inverter/battery technology for or to residential customers in the United States. Ownership of up to 2% of the stock of a publicly owned company which engages in such business shall not be considered a violation of the provisions of this Section 10.

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          11.  Publicity
               ---------

               No party will issue, or participate in the issuance of, any public announcement concerning this Agreement, the UPVG Agreement or the relationship among the parties without the approval of the other parties, except as may be required by law, and in such latter circumstances, the issuing party will provide the other parties as much notice as possible, and consult with the other parties, regarding the content of the announcement.

          12.  Termination.
               -----------

               12.1 This Agreement may be terminated by any party at any time on 30 days prior written notice to the other parties hereto.

               12.2 If this Agreement is terminated prior to the Completion Date, GPUI and API will "true up" their respective expenses through the date of termination pursuant to the provisions of Section 8, mutatis mutandis, and no party may thereafter market PV systems or components developed by or for the Company to or through any Marketing Intermediary for a period of one year following the date of termination.

               12.3 Except as specifically set forth in Section 12.2, upon termination of this Agreement, whether before or after the Completion Date, all parties hereto shall be permitted to engage in any aspect of the PV business and to produce and market PV systems anywhere in the world, whether or not in competition with any other party hereto and whether or not involving the development and/or marketing of PV systems for or to residential customers in the United States.

               12.4 Notwithstanding anything to the contrary elsewhere in this Agreement, including, without limitation, Section 9 hereof and Exhibit E hereto, but subject to Section 12.2, upon termination of this Agreement, whether before or after the Completion Date, all parties shall be permitted to use and exploit all PV Information (as defined in Exhibit E) in the furtherance of their respective businesses, whether or not in competition with any other party hereto and whether or not involving the development and/or marketing of PV systems for or to residential customers in the United States.

          13.  Intellectual Property.
               ---------------------

               13.1 GPUI and API shall have equal access to, and rights in, any and all patents, trade secrets, know how or other proprietary data ("Intellectual Property") developed by or for the Company during the term of this Agreement and, subject to Sections 10 and 12.2, either shall be entitled to use and exploit such Intellectual Property directly or through one or more affiliates without any obligation to compensate the other or the Company.

               13.2 Notwithstanding the foregoing, if GPUI or API shall sublicense the rights to any Intellectual Property in return for payment of a royalty by the sublicensee, any net royalty payments actually received therefor shall be shared equally between GPUI and API. In furtherance of the foregoing obligation, in the event of any such sublicense, the sublicensor shall, within 30 days after the end of each calendar quarter, account to the non-sublicensing party for all royalties received during such quarter and pay to such non-sublicensing party the 50% share thereof to which it is entitled. The non-sublicensing party shall have the right, on reasonable notice during normal business hours, to inspect the books of the sublicensor solely for the purpose of ensuing compliance with this Section 13.2.

          14.  Indemnification.
               ---------------

               Each of the parties hereto shall indemnify each of the other parties hereto, and their respective officers, directors, employees and agents, from and against any and all losses, claims, damages and liabilities (including reasonable attorneys' fees) arising out of or relating to a breach by such indemnifying party of its obligations hereunder and shall pay all amounts required to be paid by any such indemnified party pursuant to court order or in settlement of any action brought or threatened to be brought against it in respect thereof. Without limiting the generality of the foregoing, each of the Company and API shall indemnify GPUI, and its officers, directors, employees and agents, as aforesaid from and against any and all losses, claims, damages and liabilities (including reasonable attorneys' fees) arising out of or relating to the failure of the Company or API, as the case may be, to comply with its obligations under Section 7.

          15.  Arbitration.
               -----------

               Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration to be held in or about Morris County, New Jersey in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction, and the parties consent to the exclusive jurisdiction of the New Jersey courts for this purpose. Any process or other papers under this provision may be served outside New Jersey by registered mail, return receipt requested, or by personal service, provided a reasonable time for appearance or response is allowed.

          16.  Assignment.
               ----------

               No rights under this Agreement shall be assignable, but this Agreement shall be binding upon and inure to the benefit of the successors to the respective businesses of the parties hereto.

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          17.  Applicable Law.
               --------------

               This Agreement shall be governed by and construed in accordance with the law of the State of New Jersey applicable to agreements made and to be performed therein.

          18.  Notices.
               -------

               All offers, notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by recognized overnight courier or when mailed by certified mail, return receipt requested, to the parties at their respective addresses given above (or at such other address for a party as shall be specified by notice given pursuant hereto).

          19.  Separability.
               ------------

               The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions hereof, which shall remain in full force and effect.

          20.  Enforcement.
               -----------

               The parties recognize that irreparable damage will result in the event that this Agreement shall not be specifically enforced. If any dispute arises hereunder, the parties hereto agree that an injunction may be issued in respect thereof, pending the determination of such controversy, and that no bond or other security shall be required in connection therewith. If any dispute arises hereunder, such right shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, not be exclusive and shall be in addition to any other remedy which the parties may have.

          21.  Counterparts.
               ------------

               This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          22.  Headings.
               --------

               The headings of this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          23.  Waiver.
               ------

               No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or of any other provision hereof.

          24.  Entire Agreement; Modification.
               ------------------------------

               This writing, together with the Shareholders Agreement, is the entire agreement of the parties hereto, and may be changed or modified only by a writing executed by all of the parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


GPU INTERNATIONAL, INC.


By:____________________
      Name:
      Title:


ASTROPOWER, INC.


By:____________________
      Name:
      Title:


GPU SOLAR, L.L.C.


By:_______________________________
      Name:
      Title:

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                                                                       EXHIBIT E


                           CONFIDENTIALITY AGREEMENT



1. During the term of this Agreement, the parties may receive from each other proprietary and confidential information relating to (i) the technology applicable to, and the market for, PV systems and related cost and other data with respect to PV systems ("PV Information") or (ii) other more general aspects of the parties' respective businesses not directly relating to PV systems ("General Information"), which each desires to share in confidence with the others. The party providing General Information in each case is called the "Provider"; the parties receiving the General Information is called the "Recipient".

2. Prior to the termination of this Agreement and dissolution of the Company, the parties shall retain all PV Information in confidence and shall not use the PV Information for any purpose other than as contemplated by this Agreement and shall not disclose the PV Information to any other person or entity, except their respective Boards of Directors, affiliates, employees, consultants, advisors and counsel with a need to know, all of whom shall be advised of the confidential nature thereof; provided that nothing herein shall limit the parties' rights to use the PV Information pursuant to Section 12.4 after termination of this Agreement.

3. All General Information shall be designated as such in writing by the disclosing party, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such General Information is disclosed to the other parties. In the event General Information is orally disclosed by one party to the others, it shall also be covered by this confidentiality obligation if the disclosing party notifies the other parties of its confidential nature and, within ten days after such disclosure, delivers to the other parties a written document or documents identifying such General Information and referencing the place and date of such oral disclosure and the names of the representatives of the other parties to whom such disclosure was made.

4. All General Information disclosed under this Agreement by the Provider shall be used by the Recipient only for the purposes contemplated by this Agreement and, during the term of this Agreement and for a period of three years thereafter, the Recipient shall not disclose General Information received from the Provider to any other person or entity, except to its Board of Directors, affiliates, employees, consultants, advisors and counsel with a need to know, all of whom shall be advised of the confidential nature thereof. Upon request of the Provider, the Recipient shall return any documents received from the Provider containing the General Information of the Provider, and all copies thereof.

5. The obligations of the Recipient hereunder shall not apply to any General Information of the Provider which (i) was in the public domain at the time it was disclosed; (ii) enters the public domain other than by breach of this Agreement by the Recipient; (iii) is known to the Recipient at the time of its disclosure to the Recipient by the Provider; (iv) is disclosed to the Recipient by a third party who has the right to do so; (v) is developed by the Recipient independently of any disclosure by the Provider hereunder; (vi) is disclosed by the Provider to a third party without the restrictions and obligations imposed upon the Recipient by this Agreement;
      (vii) is not identified as material considered proprietary at the time it is provided; (viii) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or
      (ix) is disclosed in response to a valid order of a court or other governmental body of the United States or any political subdivisions thereof, but only to the extent of and for the purposes of such order, and only if the Recipient first notifies the Provider of the order to permit the Provider to seek an appropriate protective order.

6. No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement except for the right to use PV Information and General Information in accordance with this Agreement. No warranties of any kind are given with respect to the PV Information and General Information disclosed under this Agreement or any use thereof, except that the Provider warrants that it has the authority to make the disclosures contemplated hereunder.

7. Each party shall use the same care to prevent disclosure of the PV Information and the General Information as such party uses to safeguard its own most valuable proprietary information but in no event less than a reasonable degree of care for such information.

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